Dynatronics Corporation Reports Fourth Quarter and Fiscal Year 2023 Financial Results and Update on CEO Succession Plan

EAGAN, MN / ACCESSWIRE / September 28, 2023 / Dynatronics Corporation (NASDAQ:DYNT) ("Dynatronics" or the "Company"), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its fourth quarter and fiscal year ended June 30, 2023, and provided additional details on the previously announced CEO succession plan.

CEO Succession Plan

Effective October 1, 2023, Brian Baker will assume the roles of Chief Executive Officer and Board Member as part of the Company's executive transition plan announced in May 2023.  John Krier, the Company's current Chief Executive Officer and Chief Financial Officer will remain as an executive consultant and Interim Chief Financial Officer while the Company continues the search for a permanent Chief Financial Officer.

Key Financial Highlights

Q4 FY '23 Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles ("GAAP") and comparisons in this release are to the same period in the prior year unless otherwise noted.

  Total net sales of $8.4 million.
  Gross profit margin of 14.7%.
  Net loss of $2.4 million.

FY '23 Financial Highlights

  Total net sales of $40.6 million.
  Gross profit margin of 25.0%.
  Net loss of $5.0 million.

Notable Balance Sheet Highlights

  Net cash of $0.6 million.
  As of September 15, 2023, $1.8 million drawn, with $2.6 million available on previously announced working capital asset-based line of credit established on August 1, 2023.
  Proceeds from line of credit used for $2.0 million reduction in accounts payable as of September 15, 2023, compared to June 30, 2023.

Guidance for FY '24

Dynatronics reiterates its previous net sales guidance for FY '24 of $34 million to $37 million.  The Company expects the distribution of net sales across the quarters in FY '24 to align with historical trends, highest in the first quarter, lower in the second and third quarters, with a bounce back in the fourth quarter.

The Company is continuing its recent practice of not providing gross margin guidance given the recent reductions in revenue and operating costs.

Selling, general, and administrative expenses are anticipated to be 29% to 33% of net sales in FY '24.

The Company's financial guidance for FY '24 is subject to the risks identified in its safe harbor notification below. The Company continues to expect volatility due to the challenges related to the broader economic environment, including competitive pressures, inflationary pressures, supply chain disruptions, extended handling times and delays or disruption in procedure volume. Dynatronics also expects some ongoing volatility from the Company's business optimization.

Fiscal Year 2024 Priorities

The Company also reiterates its goals to strengthen customer relationships, while improving operating profitability and financial flexibility.

Conference Call FY '23 Q4 and Year End Results

The Company will hold a conference call, consisting of prepared remarks by management, and a question-and-answer session with analysts, at 8:00 AM ET on Thursday, September 28, 2023, to review its fourth quarter and fiscal year 2023 results.

Interested persons may access the live conference call by dialing 800-319-4610 (U.S./Canada callers) or 604-638-5340 (international callers). It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on October 5, 2023, by dialing 855-669-9658 (U.S./Canada callers) or 604-674-8052 (international callers), using replay access code 3039.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding the Company's planned management transition, expected overall performance, expectations regarding net sales, distribution of net sales, and selling general and administrative costs in fiscal year 2024, and uncertainties related to the broader economic environment, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume and volatility resulting from continued execution of the Company's business optimization strategy.. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.  Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Summary Financial Results

The following is a summary of operating results for the periods ended June 30, 2023 and 2022, the balance sheet highlights at June 30, 2023 and June 30, 2022 and cash flow for periods ended June 30, 2023 and 2022.

Summary Selected Financial Data
Statements of Operations Highlights
In thousands, except share and per share amounts

	Quarter Ended		Year Ended
	June 30		June 30
	2023	2022	2023	2022
Net sales	$8,438	$11,191	$40,609	$44,338
Cost of sales	7,201	8,574	30,459	33,665
Gross Profit	1,237	2,617	10,150	10,673
	14.7%	23.4%	25.0%	24.1%
Selling, general and administrative expenses	3,593	4,102	15,002	15,430
Other (expense) income, net	(25)	(78)	(121)	764
Net income (loss)	$(2,381)	$(1,563)	$(4,973)	$(3,993)

Preferred stock dividend, in common stock, issued or to be issued	(172)	(182)	(691)	(733)
Net income (loss) attributable to common stockholders	$(2,553)	$(1,745)	$(5,664)	$(4,726)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.63)	$(0.48)	$(1.46)	$(1.32)
Weighted-average common shares outstanding - basic and diluted	4,039,618	3,637,449	3,870,670	3,570,655

Balance Sheet Highlights

In thousands

	June 30, 2023	June 30, 2022
Cash and cash equivalents and restricted cash	$553	$701
Trade accounts receivable, net	3,722	5,416
Inventories, net	7,403	12,071
Prepaids & other	741	1,038
Total current assets	12,419	19,226

Non-current assets	17,644	16,208
Total assets	$30,063	$35,434

Accounts payable	$4,530	$6,169
Accrued payroll and benefits expense	878	1,360
Accrued expenses	891	862
Other current liabilities	1,642	1,544
Line of credit	-	-
Total current liabilities	7,941	9,935

Non-current liabilities	5,265	3,800
Total liabilities	13,206	13,735

Stockholders' equity	16,857	21,699
Total liabilities and stockholders' equity	$30,063	$35,434

Cash Flow Highlights

In thousands

	Quarter Ended		Twelve Months Ended
	June 30		June 30
	2023	2022	2023	2022
Net loss	$(2,381)	$(1,563)	$(4,973)	$(3,993)
Depreciation and amortization	341	313	1,349	1,435
Stock-based compensation	22	29	131	178
(Gain) loss on sale of property and equipment	-	23	-	24
Receivables	645	(290)	1,695	227
Inventory	2,300	(468)	4,668	(5,573)
Prepaid and other assets	(226)	512	(159)	1,463
Accounts payable, accrued expenses, and other liabilities	(734)	(181)	(2,339)	1,355
Net cash provided by (used in) operating activities	(33)	(1,625)	372	(4,884)

Net cash used in investing activities	(10)	(57)	(187)	(318)

Payments on non-current liabilities	(74)	(90)	(333)	(350)
Proceeds from issuance of common stock, net	-	-	-	-
Net cash used in financing activities	(74)	(90)	(333)	(350)

Net change in cash and cash equivalents	(117)	(1,772)	(148)	(5,552)
Cash and cash equivalents at beginning of the period	670	2,473	701	6,253
Cash and cash equivalents at end of the period	$553	$701	$553	$701

Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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SOURCE: Dynatronics Corporation